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                                                                 EXHIBIT 10.9(A)

                              MANAGEMENT AGREEMENT

     AGREEMENT made this 1st day of January, 1997 between The Golden Rainbow A James Advised Mutual Fund, a series of Flagship Admiral Funds Inc., a Maryland corporation (hereinafter called the "Fund"), and NUVEEN ADVISORY CORP. (hereinafter called the "Manager").
     In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     (1) In General

         The Manager agrees, all as more fully set forth herein, to act as Manager of the Fund with respect to the investment of the Fund's assets including general supervision of the purchase of securities for and the sale of securities held in the investment portfolio of the Fund; and to furnish personnel and facilities as shall be required to provide effective corporate administration of the Fund and its affairs.

     (2) Duties and Obligations of the Manager with Respect to Investments of Assets of Fund

         (a) Subject to the succeeding provisions of this paragraph and subject to the discretion and control of the Fund's Board of Directors, and except as it may be delegated to a third party, the Manager shall (i) act as investment adviser to and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and assets on behalf of the Fund, except that the Manager shall be permitted to delegate any or all of such responsibilities, rights or

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duties to one or more subadvisers who shall enter into agreements with the Fund and the Manager, which agreements shall be approved and ratified by the Board of Directors and shareholders of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio;
(iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase of securities and other investments and for the sale of securities and other assets held in the investment portfolio of the Fund; and (iv) provide general corporate administration of the Fund.

         (b) In the performance of its duties under this Agreement, the Manager shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (iv) any fundamental policies of the Fund and policies and determinations of the Board of Directors of the Fund; and
(v) the terms of the registration statement of the Fund, as amended from time to time under the Securities Act of 1933 and the Investment Company Act of 1940.

         (c) The Manager will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Fund who are affiliated persons (as defined in the Investment Company Act of 1940) of the Manger except that the Board of Directors may specifically approve reimbursement for the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations of all personnel employed by the Manager who devote substantial time to investment company operations including a pro rata portion of the costs attributable to Fund operations.


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